EXHIBIT 5.1

                            OPINION OF BRYAN CAVE LLP




                                December 20, 1999


Miravant Medical Technologies
336 Bollay Drive
Santa Barbara, CA  93117

          Re: Miravant Medical Technologies - Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Miravant Medical Technologies, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration of an aggregate of 3,182,063 shares of the Company's Common Stock, par value $.01 per share (collectively, the "Shares"), issuable in connection with the Company's 1996 Stock Compensation Plan, the Non-Employee Directors' Stock Option Plan, the 1992 Stock Option Plan and stock options issued under certain Company Employment Agreements (the "Plans").

     In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plans and the
Section 10(a) prospectuses to be delivered to participants in the Plans, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

     Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized, and, when issued and sold in accordance with the Plans and the respective prospectuses to be delivered to participants in the Plans, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

     Our opinion herein is limited to the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.


                                                     Very truly yours,



                                                     /S/ BRYAN CAVE LLP
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                                                         BRYAN CAVE LLP